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Exhibit 10.2

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of the 23rd day of December, 2016, by and among Inspired Entertainment, Inc. (formerly known as Hydra Industries Acquisition Corp.), a Delaware corporation (the “Company”), Hydra Industries Sponsor LLC, a Delaware limited liability company (the “Hydra Sponsor”), MIHI LLC, a Delaware limited liability company (“MIHI”), and the undersigned parties listed as Vendors on the signature pages hereto (the “Vendor Stockholders,” and collectively with the Hydra Sponsor and Macquarie the “Stockholders” and each a “Stockholder”).

WHEREAS, the Stockholders and the Company desire to enter into this Agreement to provide the Stockholders with certain rights relating to shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company, including shares of Common Stock issued (a) to Landgame S.à.r.l., a Luxembourg limited company (“Vitruvian”), and other Vendors pursuant to that certain Share Sale Agreement (the “Share Sale Agreement”), dated July 13, 2016, by and among the Company, the Vendors, DMWSL 633 Limited, and Gaming Acquisitions Limited, providing for the purchase by the Company from the Vendors of the Sale Shares and Shareholder Loan Notes as defined therein (the “Inspired Transaction”), upon the consummation of the Inspired Transaction (the “Effective Date”), and (b) to Macquarie pursuant to that certain Contingent Forward Purchase Contract (the “Macquarie Purchase Agreement”), dated October 24, 2014, by and between the Company and Macquarie;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such first Person; provided, however, that with respect to Vitruvian, Affiliates shall not include any portfolio companies of Vitruvian or any of its affiliated funds.

“Agreement” means this Stockholders Agreement, as it may be amended, modified, supplemented and/or restated from time to time in accordance herewith.

“Business Day” means any day except a Saturday, Sunday or a legal holiday on which banks in New York are authorized or obligated by law to close.

“Cause” shall exist with respect to any Director if (i) the Director is indicted for or convicted of a felony in any jurisdiction or (ii) the receipt by the Company or any of its Subsidiaries of any gaming-related or similar license or approval (or the renewal thereof) or the ability of the Company or any of its Subsidiaries to conduct business in a particular jurisdiction in compliance with applicable gaming-related or other laws is jeopardized or called into question based on the written concerns of any applicable governmental or regulatory authority with respect to such Director.

“Control” means, with respect to a Person, the power, directly or indirectly, to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, agreement, arrangement, commitment or otherwise (and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing).

“Founder Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of October 24, 2014, by and among the Company and the Holders party thereto.

“Hydra Sponsor Group” means, collectively, the Hydra Sponsor and any of its Affiliates.

“Independence Qualification” means an individual is “independent” as defined in the listing standards of the Nasdaq Capital Market (or other United States national securities exchange on which the Common Stock is listed, if any) and applicable law.

“MIHI Group” means, collectively, MIHI and any of its Affiliates.

“Permitted Transferee” means, with respect to any Person that is not a natural person, (i) any Affiliate of such Person or funds (or similar vehicles) managed by such Person’s Affiliates, or existing or future co-investors in such funds (“Affiliated Entities”), or (ii) any managing director, principal, member, shareholder, limited or general partner or retired partner of such Person or its Affiliated Entities, the estates and immediate families of any such persons and of their spouses, and any trusts for the benefit of any of the foregoing persons, and with respect to any natural person, the estate and immediate family of such person and of such person’s spouse, and any trusts for the benefit of any of the foregoing persons.

“Person” means an individual or a corporation, partnership, limited liability company, trust, estate, unincorporated organization, association or other entity.

“Registration Rights Agreements” means, collectively, the Founder Registration Rights Agreement and the Vendor Registration Rights Agreement.

“Shares” means shares of Common Stock, and any reference to “all Shares” shall mean the aggregate number of Shares then issued and outstanding.

“Stockholder Designees” means the Hydra Sponsor Designee, the MIHI/HS Designees and the Vitruvian Designees, and, with respect to any Stockholder, the particular Director or Directors designated by such Stockholder.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person of which the parent, directly or indirectly, owns Equity Interests that (i) represent more than 50% of the total number of outstanding common or other residual Equity Interests (however denominated) of such Person, (ii) represent more than 50% of the total voting power of all outstanding Equity Interests of such Person which are entitled to vote in the election of directors, managers or other Persons performing similar functions for and on behalf of such Person, (iii) are entitled to more than 50% of the dividends paid and other distributions made by such Person prior to liquidation or (iv) are entitled to more than 50% of the assets of such Person or proceeds from the sale thereof upon liquidation.

“Transaction Agreements” means, collectively, this Agreement, the Share Sale Agreement, the other Transaction Documents (as defined in the Share Sale Agreement), the Registration Rights Agreements, and the Macquarie Purchase Agreement, in each case, as amended, modified or supplemented pursuant to their terms.

“Transfer” means any direct or indirect sale, assignment, transfer, exchange, gift, pledge, grant of a security interest, conveyance or other disposition, whether voluntary, by operation of law or otherwise, including in connection with any bankruptcy, insolvency or similar proceeding, judicial order, legal process, execution or attachment or involuntary event, and “Transfer,” used as a verb, has a corresponding meaning. For the avoidance of doubt, the Parties hereto acknowledge and agree that any Transfer of Equity Interests of a Person, all or substantially of the assets of which are Common Stock, will be deemed a Transfer of Common Stock for purposes of this Agreement.

“Vendor Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Vendors party thereto.

“Vitruvian Group” means, collectively, Vitruvian and any of its Affiliates.

The following terms shall have the meanings set forth in the Sections set forth below:

“Board”	has the meaning set forth in Section 2.1(a).
“Bylaws”	has the meaning set forth in Section 2.1(d).
“Certificate of Incorporation”	has the meaning set forth in Section 5.8.
“Chief Executive Officer Designee”	has the meaning set forth in Section 2.1(b)(ii).
“Common Stock”	has the meaning set forth in the Recitals.
“Company Opportunity”	has the meaning set forth in Section 2.4.
“Company”	has the meaning set forth in the Preamble.
“Director”	has the meaning set forth in Section 2.1(b).
“Effective Date”	has the meaning set forth in the Recitals.
“Fund Indemnitors”	has the meaning set forth in Section 5.11(b).
“Governance Committee”	has the meaning set forth in Section 2.1(d).
“Inspired Transaction”	has the meaning set forth in the Recitals.
“Hydra Sponsor”	has the meaning set forth in the Preamble.
“Hydra Sponsor Designee”	has the meaning set forth in Section 2.1(b)(iii).

“Indemnified Liabilities”	has the meaning set forth in Section 5.11(a).
“Indemnified Parties”	has the meaning set forth in Section 5.11(a).
“Macquarie Purchase Agreement”	has the meaning set forth in the Recitals.
“MIHI”	has the meaning set forth in the Preamble.
“MIHI/HS Designees”	has the meaning set forth in Section 2.1(b)(iii).
“Observer”	has the meaning set forth in Section 2.1(g).
“Other Business”	has the meaning set forth in Section 2.4.
“Proceeding”	has the meaning set forth in Section 5.11(a).
“Resigning Directors”	has the meaning set forth in Section 2.1(a).
“Share Sale Agreement”	has the meaning set forth in the Recitals.
“Specified Directors”	has the meaning set forth in Section 5.11(b).
“Stockholder”	has the meaning set forth in the Preamble.
“Vendor Stockholders”	has the meaning set forth in the Preamble.
“Vitruvian”	has the meaning set forth in the Recitals.
“Vitruvian Designees”	has the meaning set forth in Section 2.1(b)(i).

1.2           Construction

Whenever the context requires, (a) the gender of all words used in this Agreement includes the masculine, feminine, and neuter, (b) words using the singular or plural number also include the plural or singular number, respectively, and (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to exhibits attached hereto, each of which is incorporated herein for all purposes. The use herein of the words “include” or “including,” shall mean “including without limitation” (whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto). The term “or” is not exclusive. The parties acknowledge that this Agreement has been negotiated by such parties with the benefit of counsel and, accordingly, any principle of law that provides that any ambiguity in a contract or agreement shall be construed against the party that drafted such contract or agreement shall be disregarded and is expressly waived by all of the parties hereto. References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation. The words “employee” and “employment” are sometimes used herein to describe the relationship between a Director who is providing service to the Company and its Subsidiaries and who is receiving a salary and other benefits in exchange for such service, even though such Director may not be deemed an employee for tax purposes. Unless the context indicates otherwise, when this Agreement refers to “employee” or “employment”, such reference means the service relationship described in the immediately preceding sentence, and when this Agreement refers to the termination of employment, such reference means the end of such service relationship.

ARTICLE II.
GOVERNANCE MATTERS

2.1           Board Composition

(a)          Resignations. Concurrently with the consummation of the Inspired Transaction, each member of the Board of Directors of the Company (the “Board”) who is not identified in Section 2.1(c) below (the “Resigning Directors”) shall resign from the Board, effective immediately, and immediately upon such resignations, the Board shall fill the resulting vacancies so that the Board will consist of only the individuals identified in Section 2.1(c) below until such individual’s earlier resignation, death or removal.

(b)          Generally. Following consummation of the Inspired Transaction, the Board shall initially be comprised of seven (7) directors (each a “Director” and collectively the “Directors”) designated by the Stockholders as follows:

(i)          Three (3) Directors designated by Vitruvian (on behalf of the Vitruvian Group) (the “Vitruvian Designees”); provided, that (A) the number of Vitruvian Designees to be designated by Vitruvian shall be reduced to two (2) Directors at such time as the Vitruvian Group holds less than thirty percent (30%) but at least fifteen percent (15%) or more of all Shares, (B) the number of Vitruvian Designees to be designated by Vitruvian shall be reduced to one (1) Director at such time as the Vitruvian Group holds less than fifteen percent (15%) but at least five percent (5%) or more of all Shares, and (C) Vitruvian shall have no right to designate any Director pursuant to this Section 2.1(b)(i) at such time as the Vitruvian Group in the aggregate holds less than five percent (5%) of all Shares. At least two out of three Vitruvian Designees, or one out of two Vitruvian Designees, must satisfy the Independence Qualification; for the avoidance of doubt, if the Vitruvian Group is only entitled to one Vitruvian Designee, such Vitruvian Designee shall not be required to satisfy the Independence Qualification.

(ii)         One (1) Director who shall be the then-current Chief Executive Officer of the Company (the “Chief Executive Officer Designee”) for so long as such person is the Chief Executive Officer of the Company.

(iii)        One (1) Director designated by the Hydra Sponsor (on behalf of the Hydra Sponsor Group) (the “Hydra Sponsor Designee”); provided, that the Hydra Sponsor shall have no right to designate any Director pursuant to this Section 2.1(b)(iii) at such time as the Hydra Sponsor Group in the aggregate holds less than five percent (5%) of all Shares.

(iv)        The remaining two (2) Directors designated jointly by MIHI and the Hydra Sponsor (the “MIHI/HS Designees”); provided, that MIHI and the Hydra Sponsor shall have no right to designate the MIHI/HS Designees pursuant to this Section 2.1(b)(iv) at such time as MIHI and the Hydra Sponsor in the aggregate hold less than five percent (5%) of all Shares. MIHI/HS Designees must satisfy the Independence Qualification to the extent necessary to ensure that (provided that Vitruvian Designees satisfy the Independence Qualification to the extent required by Section 2.1(b)(i)) a majority of all Directors satisfy the Independence Qualification.

In the event of any increase in the size of the Board, vacancies so created shall be filled in proportion to the designation rights set forth above (with any number of directors ending in a fraction of one-half (1/2) or greater being rounded up to the next whole number of directors).

(c)          Initial Directors. The initial Vitruvian Designees pursuant to the provisions of Section 2.1(b)(i) shall be Nicholas Hagen, Philip Russmeyer and John Vandemore. The initial Chief Executive Officer Designee shall be Luke Alvarez. The initial Hydra Sponsor Designee pursuant to the provisions of Section 2.1(b)(iii) shall be A. Lorne Weil. The initial MIHI/HS Designees pursuant to the provisions of Section 2.1(b)(iv) shall be Ira Raphaelson and Roger Withers.

(d)          Requirements. The Company shall, at any annual or special meeting of stockholders of the Company at which Directors are to be elected, subject to the fulfillment of the requirements set forth in this Section 2.1(d), nominate the Stockholder Designees for election to the Board and use all commercially reasonable efforts to cause the Stockholder Designees to be elected as Directors of the Board. Any Stockholder Designee shall be reasonably acceptable to the Board’s Nominating and Corporate Governance Committee (the “Governance Committee”). The Company shall require that all Directors comply in all respects with applicable law (including with respect to confidentiality) and the Company’s corporate governance guidelines, code of business conduct and ethics and confidentiality and trading policies and guidelines as in effect from time to time. Each Stockholder shall notify the Company of any proposed Stockholder Designee in writing no later than the latest date on which stockholders of the Company may make nominations to the Board in accordance with the Bylaws of the Company (the “Bylaws”), together with all information concerning such nominee required to be delivered to the Company by the Bylaws and such other information reasonably requested by the Company; provided that in each such case, all such information is generally required to be delivered to the Company by the other outside Directors of the Company.

(e)          Removal; Vacancies. No Director may be removed from the Board (for any reason) except at the written direction of the Stockholder or Stockholders entitled to designate such Director, which Stockholder will thereupon be entitled to designate an alternative Director to fill the vacancy; provided, however, that at least 50% of the Directors (excluding the Director subject to potential removal) may (i) remove a Director for Cause and (ii) remove the Chief Executive Officer Designee at any time when such Person is no longer serving as the Chief Executive Officer of the Company and elect the then-current Chief Executive Officer of the Company as the new Chief Executive Officer Designee. A Director may resign at any time, such resignation to be made in writing and to take effect immediately or on such later date as may be specified therein. In the event of any vacancy in the Board, whether created by the removal, resignation, death, disability or retirement of a Director or otherwise, the Board shall promptly elect to the Board a replacement Director designated by the Stockholder or Stockholders entitled to designate such Director in accordance with Section 2.1(b), subject to the fulfillment of the requirements set forth in Section 2.1(d). If the number of Directors that a Stockholder has the right to designate to the Board is decreased pursuant to Section 2.1(b), then such Stockholder shall designate one of more of such Stockholder’s Designees to resign, or be removed, from the Board.

(f)          Committee Membership. Subject to applicable law and the listing standards of the Nasdaq Capital Market (or other United States national securities exchange on which the Common Stock is listed, if any) and applicable law, the Company will offer the Stockholder Designees an opportunity to sit on each regular committee of the Board in relative proportion to the number of Stockholder Designees on the Board. If a Stockholder Designee fails to satisfy the applicable qualifications under law or stock exchange listing standard to sit on any committee of the Board, then the Board shall offer such Stockholder Designee the opportunity to attend (but not vote) at the meetings of such committee as an observer.

(g)          Observer Rights. MIHI, for so long as it holds at least five percent (5%) of all Shares, shall be entitled to designate one (1) person (the “Observer”) to attend, as a non-voting observer, all meetings (including telephonic meetings) of the Board and any committees thereof; provided, that, if MIHI ceases to hold at least five percent (5%) of all Shares, MIHI shall no longer have the right to designate an Observer. The Observer shall be obligated to comply with any confidentiality provisions generally applicable to Directors from time to time. The Company shall give the Observer notice of such meetings, by telecopy or by such other means as such notices are delivered to Directors, not later than the same time notice is provided or delivered to the Directors; provided, that a majority of the Board (or a majority of any committee thereof) may exclude the Observer from any meeting of the Board (or of such committee) or any portion thereof in the event that a majority of the Board (or of such committee) reasonably believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential information or to comply with law. To the fullest extent permitted by applicable law, any materials that are sent to the Directors in their capacity as such, whether or not in connection with a meeting of the Board, including copies of all minutes, consents, correspondence and other material, shall be sent to the Observer simultaneously by the Company by means reasonably designed to insure timely receipt by the Observer; provided, that the Company may exclude from the materials sent to the Observer any materials that the Company reasonably believes are or may be subject to the attorney-client privilege or to protect confidential information. So long as MIHI is entitled to designate an Observer, MIHI shall be entitled to remove or replace an existing Observer or designate a new Observer, as applicable, with or without cause at any time by sending a written notice to the Company. MIHI may also elect to leave its Observer position vacant and decline its right to receive a copy of all such materials and information for so long as it shall so specify in writing to the Company. Except as is reasonably necessary to preserve the attorney-client privilege, to protect confidential information or to comply with law, the Observer shall have the right to share all materials and information received by the Observer with the MIHI Group, subject to the same confidentiality provisions generally applicable to Directors from time to time.

2.2           Quorum; Vote Required.

(a)          Quorum. The presence of a majority of the Directors (with at least one (1) Director designated by Vitruvian and one (1) Director designated jointly by MIHI and the Hydra Sponsor present, for so long as Vitruvian or MIHI and the Hydra Sponsor jointly (as the case may be) have the right to designate one (1) or more Directors in accordance with Section 2.1(b)) shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If there is less than a quorum at any meeting of the Board, such Directors present at the meeting shall adjourn the meeting from time to time and shall cause notice of such adjournment to be delivered to all of the Directors who were absent from the adjourned meeting.

(b)          Voting. On all matters requiring the vote or action of the Board, each Director shall be entitled to one (1) vote and, except as otherwise contemplated hereby, all actions undertaken by the Board must be authorized (i) at any Board meeting at which a quorum is present, by the affirmative vote of not less than a majority of the members present at such meeting or (ii) by unanimous written consent.

(c)          Compensation of Board Members, etc. Each Director shall be entitled to reimbursement from the Company for his or her reasonable out-of-pocket expenses (including travel, lodging and other related expenses) incurred by such Director in attending any meeting of the Board (or committee thereof). Reimbursement of such expenses shall be made by the Company in accordance with and in compliance with the Company’s expense reimbursement policies. For so long as the Company maintains directors and officers liability insurance, the Company shall include each Stockholder Designee as an “insured” for all purposes under such insurance policy for so long as such Stockholder Designee is a Director of the Company and for the same period as for other former Directors of the Company when such Stockholder Designee ceases to be a Director of the Company.

2.3           Voting Agreement as to Certain Matters. Each Stockholder agrees, in person or by proxy, to cause all of its shares of Company capital stock that are entitled to vote, whether now owned or hereafter acquired, to be voted so as to cause to be elected to the Board those individuals designated in accordance with Section 2.1 and to otherwise effect the intent of this Agreement.

2.4           Other Business Activities. The parties hereto, including the Company, expressly acknowledge and agree that: (i) the members of the Vitruvian Group are permitted to have, and may presently or in the future have, investments or other business or strategic relationships, ventures, agreements or other arrangements with entities other than the Company or any Subsidiary of the Company that are engaged in the business of the Company or any Subsidiary of the Company, or that are or may be competitive with the Company or any Subsidiary of the Company (any such other investment or relationship, an “Other Business”); (ii) none of the members of the Vitruvian Group will be prohibited by virtue of Vitruvian’s investment in the Company from pursuing and engaging in any Other Business; (iii) the members of the Vitruvian Group will not be obligated to inform the Company or any other Stockholder of any opportunity, relationship or investment in any Other Business (a “Company Opportunity”) or to present any Company Opportunity to the Company, and the Company hereby renounces any interest in any Company Opportunity and any expectancy that a Company Opportunity will be offered to it; and (iv) no other Stockholder will acquire, be provided with an option or opportunity to acquire, or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the members of the Vitruvian Group. The parties hereto expressly authorize and consent to the involvement of the members of the Vitruvian Group in any Other Business; provided, that any transactions between the Company and/or the Company’s Subsidiaries and an Other Business will be on terms no less favorable to the Company and/or the Subsidiaries of the Company than would be obtainable in a comparable arm's-length transaction, and provided, further, that no Vitruvian Designee may serve on the board of directors or other governing body or committee of any such Other Business without the prior approval of the Board of the Company (excluding any Vitruvian Designee), such approval not to be unreasonably withheld. The parties hereto expressly waive, to the fullest extent permitted by applicable law, any rights to assert any claim that such involvement breaches any fiduciary or other duty or obligation owed to the Company or any Stockholder or to assert that such involvement constitutes a conflict of interest by such Persons with respect to the Company any Stockholder.

2.5           Access Rights. From and after the date hereof and for so long as the Vitruvian Group owns at least five percent (5%) of all Shares, the Company will permit Vitruvian to visit and inspect any of the properties of the Company and its subsidiaries, to examine all its books of account, records, reports and other papers, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them, all at such reasonable times and as often as may be reasonably requested, subject to reasonable confidentiality restrictions.

ARTICLE III.
TRANSFERS

3.1           Transfer Restrictions. Each Stockholder undertakes, to each other Stockholder and to the Company, that for a period of one hundred and eighty (180) days after the Effective Date it shall not at any time Transfer any or all of its Shares to any Person, except to a Permitted Transferee of such Stockholder.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES; OTHER OBLIGATIONS OF THE STOCKHOLDERS

4.1           Representations, Warranties and Covenants of the Stockholders. Each Stockholder hereby represents warrants and covenants to each other Stockholder and to the Company as follows as of the Effective Date:

(a)          Such Stockholder understands that its rights to Transfer all or any portion of its Shares is restricted by the terms and provisions of this Agreement.

(b)          Such Stockholder has full power and authority to enter into this Agreement and to perform its obligations hereunder.

(c)          Except for a change of law over which such Stockholder has no control, the foregoing representations, warranties and covenants shall remain true and accurate during the term of this Agreement, and such Stockholder shall not take any action nor permit any action to be taken which would cause any of the foregoing representations or warranties to become untrue or inaccurate.

ARTICLE V.
GENERAL/MISCELLANEOUS PROVISIONS

5.1           Notices. All notices, consents, waivers and other communications hereunder must be in writing and either (i) delivered personally, (ii) sent by facsimile transmission (with written confirmation of a successful transmission), (iii) mailed by prepaid first class registered or certified mail, return receipt requested, (iv) delivered by a nationally recognized prepaid overnight courier service (receipt requested) or (v) sent by electronic mail, in each case to either the appropriate addresses or facsimile numbers set forth below or to the address given for a Stockholder on Exhibit A. Any notice, request or consent to the Company or the Board must be given to the Board or, if appointed, the secretary of the Company at the Company’s chief executive offices.

If to the Company:

Hydra Industries Acquisition Corp.
250 West 57th Street, Suite 2223
New York, NY 10107
Attention: Secretary

Email: marty@hydramgmt.com

All such notices, consents, waivers and other communications will (i) if delivered personally in the manner and to the address provided in this section or as set forth on Exhibit A, be deemed given upon delivery, (ii) if delivered by facsimile transmission in the manner and to the facsimile number provided in this section or as set forth on Exhibit A, be deemed given on the earlier of receipt or the first Business Day after transmission, (iii) if delivered by mail in the manner and to the address provided in this section or as set forth on Exhibit A, be deemed given on the earlier of the fourth Business Day following mailing or upon receipt, and (iv) if delivered by overnight courier in the manner and to the address provided in this section or as set forth on Exhibit A, be deemed given on the earlier of receipt or the first Business Day following the date sent by such overnight courier.

5.2           Entire Agreement. This Agreement and the Transaction Agreements constitute the entire agreement among the Stockholders relating to matters contemplated hereby, and supersede all prior Contracts with respect to the matters contemplated hereby and thereby.

5.3           Effect of Waiver or Consent. A waiver or consent, express or implied, of or to any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

5.4           Amendment or Modification. This Agreement may be amended, modified or supplemented, and any provision hereof may be waived, from time to time only if approved by all of the Stockholders and the Company.

5.5           Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Stockholders and their respective successors and permitted assigns. The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns and it is not the intention of the Parties to confer third-party beneficiary rights upon any other.

5.6           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

5.7           Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of law (whether of the State of Delaware or otherwise) that would result in the application of the laws of any other jurisdiction. In the event of a direct conflict between the provisions of this Agreement and any provision of the certificate of incorporation of the Company (the “Certificate of Incorporation”) or any mandatory provision of the Delaware General Corporation Law, the applicable provision of the Certificate of Incorporation or the Delaware General Corporation Law shall control. In the event of a conflict between the provisions of this Agreement and any provision of the Bylaws of the Company, the provisions of this Agreement shall control except to the extent, if any, prohibited by applicable law. Each of the parties covenants and agrees to vote their shares of the Company’s capital stock and to take any other action reasonably requested by the Company or any Stockholder to amend the Company’s Bylaws so as to avoid any conflict with the provisions hereof.

5.8           Consent to Jurisdiction and Service of Process. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE JURISDICTION OF ANY UNITED STATES DISTRICT COURT OR DELAWARE STATE CHANCERY COURT LOCATED IN WILMINGTON, DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

5.9           Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[5.10         Indemnification.

(a)          To the fullest extent permitted by applicable law, the Company shall and does hereby agree to indemnify and hold harmless each Stockholder and each of their respective partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the partners, stockholders, members, directors, officers fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and other out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any actual or threatened action, cause of action, suit, or claim arising directly or indirectly out of such Stockholder’s or its other Indemnified Party’s actual, alleged or deemed control or ability to influence the Company or any of its Subsidiaries by reason of such Stockholder’s designation of Stockholder Designee(s) pursuant to this Agreement, or the actual or alleged act or omission of any Stockholders’ Designee(s) (other than any such Indemnified Liabilities that arise out of any breach of this Agreement by such Indemnified Party or other related Persons); provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. To the extent not prohibited by applicable law, the Company shall pay the expenses (including reasonable attorneys’ fees) incurred by an Indemnified Party in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Party to repay all amounts advanced if it should be ultimately determined that the Indemnified Party is not entitled to be indemnified under this Section 5.10(a) or otherwise. The rights of any Indemnified Party to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instruction to which such Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under Law or regulation or under the Certificate of Incorporation or Bylaws or any of its Subsidiaries and shall extend to such Indemnified Party’s successors and assigns. Each of the Indemnified Parties shall be a third party beneficiary of the rights conferred to such Indemnified Party in this Section 5.10(a).

(b)          The Company hereby acknowledges that some of its Directors (the “Specified Directors”) may have certain rights to indemnification, advancement of expenses and insurance provided by other entities and/or organizations (collectively, the “Fund Indemnitors”). The Company hereby agrees and acknowledges (i) that it is the indemnitor of first resort with respect to the Specified Directors (i.e., its obligations to the Specified Directors are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Specified Directors are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Specified Directors and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law and as required by this Agreement or the Certificate of Incorporation or the Bylaws (or any other agreement between the Company and the Specified Directors), without regard to any rights the Specified Directors may have against the Fund Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees and acknowledges that no advancement or payment by the Fund Indemnitors on behalf of the Specified Directors with respect to any claim for which the Specified Directors have sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Specified Directors against the Company.

5.11         Counterparts. This Agreement may be executed in one or more counterpart copies, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or email shall be deemed to be their original signatures for all purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first set forth above.

HYDRA INDUSTRIES ACQUISITION CORP.

By:	/s/ Martin E. Schloss
Name: Martin E. Schloss
Title: Executive Vice President

[Stockholders Agreement]

IN WITNESS WHEREOF, the Stockholders have executed this Agreement as of the date first set forth above.

`	HYDRA INDUSTRIES SPONSOR LLC

	By:	/s/ A. Lorne Weil
Name:
Title:

MIHI LLC

	By:	/s/
Name:
Title:

	By:	/s/
Name:
Title:

LANDGAME S.à.r.l.

	By:	/s/
Name:
Title:

ARES CAPITAL EUROPE LIMITED

	By:	/s/
Name:
Title:

[Stockholders Agreement]

TRIDENT PRIVATE EQUITY FUND III LP

By:	/s/
Name:
Title:

HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT A)

By:	/s/
Name:
Title:

HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT B)

By:	/s/
Name:
Title:

HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT SC)

By:	/s/
Name:
Title:

HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT NS)

By:	/s/
Name:
Title:

[Stockholders Agreement]

HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT C)

By:	/s/
Name:
Title:

HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT D)

By:	/s/
Name:
Title:

HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT E)

By:	/s/
Name:
Title:

HARWOOD CAPITAL NOMINEES LIMITED (CLIENT ACCOUNT H)

By:	/s/
Name:
Title:

[Stockholders Agreement]

Annex A
VENDORS

Vendor Name

Ares Capital Europe Limited
Trident Private Equity Fund III L.P.
Harwood Capital Nominees Limited (Account A)
Harwood Capital Nominees Limited (Account B)
Harwood Capital Nominees Limited (Account SC)
Harwood Capital Nominees Limited (Account NS)
Harwood Capital Nominees Limited (Account C)
Harwood Capital Nominees Limited (Account D)
Harwood Capital Nominees Limited (Account E)
Harwood Capital Nominees Limited (Account H)

EXHIBIT A
STOCKHOLDERS PARTY HERETO

As of December 23, 2016

Stockholder	Address	Number of Shares
MIHI LLC	MIHI LLC 125 West 55th Street New York, NY 10019	3,023,750
Hydra Industries Sponsor LLC	Hydra Industries Sponsor LLC 250 West 57th Street Suite 2223 New York, NY 10107	476,308
Landgame S.à.r.l.	1, rue Hildegard von Bingen, L-1282 Luxembourg	10,048,344
Ares Capital Europe Limited	First Floor, Pellipar House, 9 Cloak Lane, London EC4R 2RU	565,493
Trident Private Equity Fund III L.P.	Ground Floor, Ryder Court, 14 Ryder Street, London SW1Y 6QB	882,166
Harwood Capital Nominees Limited (Account A)	6 Stratton Street, Mayfair, London W1J 8LD	164,411
Harwood Capital Nominees Limited (Account B)	6 Stratton Street, Mayfair, London W1J 8LD	2,545
Harwood Capital Nominees Limited (Account SC)	6 Stratton Street, Mayfair, London W1J 8LD	67,859
Harwood Capital Nominees Limited (Account NS)	6 Stratton Street, Mayfair, London W1J 8LD	16,965
Harwood Capital Nominees Limited (Account C)	6 Stratton Street, Mayfair, London W1J 8LD	49,514
Harwood Capital Nominees Limited (Account D)	6 Stratton Street, Mayfair, London W1J 8LD	509
Harwood Capital Nominees Limited (Account E)	6 Stratton Street, Mayfair, London W1J 8LD	2,545
Harwood Capital Nominees Limited (Account H)	6 Stratton Street, Mayfair, London W1J 8LD	1,018
Total		15,301,427